                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e) (2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          The Salomon Brothers Fund Inc
   --------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

   --------------------------------------------------------------------------

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

---------------------------------------------------------------------------
     (5) Total fee paid:

---------------------------------------------------------------------------
     [ ] Fee paid previously with preliminary materials.

---------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

---------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

---------------------------------------------------------------------------
     (3) Filing Party:

---------------------------------------------------------------------------
     (4) Date Filed:

---------------------------------------------------------------------------

                          THE SALOMON BROTHERS FUND INC
                   125 BROAD STREET, NEW YORK, NEW YORK 10004


                                                                 March 13, 2003


Dear Stockholders:

     We are pleased to enclose the notice and proxy statement for the Annual Meeting of Stockholders of The Salomon Brothers Fund Inc (the "Fund"), to be held on Tuesday, April 22, 2003, at the offices of Salomon Brothers Asset Management Inc, 399 Park Avenue, 12th Floor, auditorium, New York, New York at 1:30 p.m.

     The first proposal that will be presented at the Annual Meeting ("Proposal 1") is for the annual election of directors of the Fund. The Board of Directors recommends that you vote "FOR" Proposal 1.

     In addition, you are also being asked to vote on two proposals that have been submitted by stockholders of the Fund. The first stockholder proposal ("Proposal 2") requests that the Board of Directors consider converting the Fund to an open-end fund. The second stockholder proposal ("Proposal 3") requests that the Board of Directors consider being compensated in shares of the Fund, rather than in dollars. The Board of Directors has reviewed these proposals and, after careful consideration, we recommend that you vote "AGAINST" Proposal 2 and Proposal 3. The Board believes that votes "AGAINST" Proposal 2 and Proposal 3 will be in the best interests of the Fund and its stockholders.

     We urge you to review the enclosed materials for all the details of the proposals described above. It is very important that you complete and return the enclosed proxy card. If we have not received your proxy card prior to the date of the Annual Meeting, you may receive a telephone call from a representative of the Fund encouraging you to exercise your right to vote.

     To facilitate your attendance at the Annual Meeting, directions to 399 Park Avenue are printed on the next page.

     If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., who is assisting the Fund, toll-free at 1-888-414-5566.


                                      Sincerely,

                                      /s/ R. Jay Gerken
                                      R. Jay Gerken
                                      Chairman

    DIRECTIONS TO THE SALOMON BROTHERS FUND ANNUAL MEETING OF STOCKHOLDERS
                    399 PARK AVENUE, 12TH FLOOR, AUDITORIUM
                              NEW YORK, NEW YORK

LOCATION: 399 Park Avenue is located in midtown Manhattan with entrances into the building located on both Park and Lexington Avenues between 53rd and 54th Streets.

PUBLIC TRANSPORTATION:

BY SUBWAY:
Lexington Avenue line: 6 Train to 51st Street
6th Avenue line: V Train to Lexington Avenue/53rd Street
8th Avenue line: E Train to Lexington Avenue/53rd Street


                ALL BAGS, PURSES AND PACKAGES WILL BE SUBJECT TO
                  SCREENING PRIOR TO ENTRY INTO THE BUILDING.
    STOCKHOLDERS ATTENDING THE ANNUAL MEETING MUST STOP AT THE SECURITY DESK.
                         PLEASE HAVE PHOTO ID AVAILABLE.

                         THE SALOMON BROTHERS FUND INC
                  125 BROAD STREET, NEW YORK, NEW YORK 10004

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                 March 13, 2003

To the Stockholders:

     The Annual Meeting of Stockholders (the "Meeting") of The Salomon Brothers Fund Inc (the "Fund") will be held at the offices of Salomon Brothers Asset Management Inc, 399 Park Avenue, 12th Floor, auditorium, New York, New York, on Tuesday, April 22, 2003, at 1:30 p.m., for the purposes of considering and voting upon the following:

          1.   The election of directors (Proposal 1);

          2. To consider a stockholder proposal to request that the Board of Directors consider converting the Fund to an open-end Fund (Proposal 2);

          3. To consider a stockholder proposal to request that the Board of Directors consider receiving compensation in shares of the Fund rather than cash (Proposal 3); and

          4.   Any other business that may properly come before the Meeting.

     The close of business on February 21, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.


                                      By Order of the Board of Directors,

                                      /s/ Christina T. Sydor
                                      Christina T. Sydor
                                      Secretary


--------------------------------------------------------------------------------
        TO AVOID UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY, DATE AND SIGN IT AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, NO MATTER HOW LARGE OR HOW
  SMALL YOUR HOLDINGS MAY BE.
--------------------------------------------------------------------------------

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

     3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

                     REGISTRATION                                  VALID SIGNATURE
                     ------------                                  ---------------
    CORPORATE ACCOUNTS
    ------------------
    (1) ABC Corp. ....................................   ABC Corp. (by John Doe, Treasurer)
    (2) ABC Corp. ....................................   John Doe, Treasurer
    (3) ABC Corp. c/o John Doe, Treasurer  ...........   John Doe
    (4) ABC Corp. Profit Sharing Plan ................   John Doe, Trustee

    TRUST ACCOUNTS
    --------------
    (1) ABC Trust ....................................   Jane B. Doe, Trustee
    (2) Jane B. Doe, Trustee u/t/d 12/28/78  .........   Jane B. Doe

    CUSTODIAL OR ESTATE ACCOUNTS
    ----------------------------
    (1) John B. Smith, Cust. f/b/o John B. Smith,        John B. Smith
         Jr. UGMA  ...................................
    (2) John B. Smith ................................   John B. Smith, Jr., Executor

                         THE SALOMON BROTHERS FUND INC

                   125 BROAD STREET, NEW YORK, NEW YORK 10004

                               ----------------

                                PROXY STATEMENT

     This proxy statement is furnished in connection with a solicitation by the Board of Directors of The Salomon Brothers Fund Inc (the "Fund") of proxies to be used at the Annual Meeting of Stockholders of the Fund to be held at the offices of Salomon Brothers Asset Management Inc, 399 Park Avenue, 12th Floor, auditorium, New York, New York, on Tuesday, April 22, 2003 at 1:30 p.m., New York Time (and at any adjournment or adjournments thereof), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about March 13, 2003. Stockholders who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of directors and AGAINST proposals 2 and 3. The close of business on February 21, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Each stockholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. As of February 21, 2003, there were 100,284,733 shares of Common Stock outstanding.

     In accordance with the Fund's By-Laws, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of the Fund's Common Stock entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve the proposal relating to the election of directors are not received, the persons named as proxies may propose one or more adjournments of the Meeting to a date not more than 120 days after the original record date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received for approval. For purposes of determining whether there is a quorum present at the Annual Meeting, abstentions and Broker Non-Votes, as defined below, will be treated as shares that are present. Abstentions and Broker Non-Votes do not count as votes cast with respect to any proposal. With respect to a proposal requiring the affirmative vote of a majority of the outstanding shares of Capital Stock, the effect of abstentions and Broker Non-Votes is the same as a vote against such proposal. "Broker Non-Votes" are shares held in the name of a broker or nominee for which an executed proxy is received by the Fund, but are not voted on the proposal because voting instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

     Salomon Brothers Asset Management Inc ("SBAM"), whose principal business address is 399 Park Avenue, New York, New York 10022, is the Fund's investment adviser and administrator.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the Meeting, seven directors are to be elected to hold office until the next Annual Meeting and until their successors are elected and qualified. Unless authority is withheld, it is the intention of the persons named in the proxy to vote the proxy FOR the election of the nominees named below. Each nominee has indicated that he or she will serve if elected, but if any nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in accordance with their judgment. In September 2002, Heath B. McLendon resigned as Chairman, President and a director of the Fund in order to serve as Chairman of the Equity Research Policy Committee at Salomon Smith Barney Inc.

     The following table provides information concerning each nominee for election as director:

                                                                                           NUMBER OF
                                                                                         FUNDS ADVISED
                                                                                          BY SBAM AND
                                                                                           OVERSEEN            OTHER
                                                                                          BY NOMINEE       DIRECTORSHIPS
                             POSITION HELD    LENGTH OF        PRINCIPAL OCCUPATION       (INCLUDING          HELD BY
   NAME, ADDRESS AND AGE       WITH FUND     TERM SERVED       DURING PAST 5 YEARS         THE FUND)          NOMINEE
--------------------------- --------------- ------------- ----------------------------- -------------- --------------------
NON-INTERESTED DIRECTOR NOMINEES

Andrew L. Breech            Director        Since 1991    President, Dealer                    3               None
 2120 Wilshire Blvd                                       Operating Control Service,
 Santa Monica, CA 90403                                   Inc.
 Age: 50

Carol L. Colman,            Director        Since 1992    President, Colman                   32               None
 278 Hawley Road                                          Consulting
 North Salem, NY 10560
 Age: 57

William R. Dill,            Director        Since 1985    Retired                              3               None
 25 Birch Lane
 Cumberland Foreside,
 ME 04110
 Age: 72

Clifford M. Kirtland, Jr.   Director        Since 1987    Retired                              3               None
 9 Parkway Square
 4200 Northside Pkwy,
 NW
 Atlanta, GA 30327
 Age: 79

Louis P. Mattis             Director        Since 1991    Principal, Mattis & Co. LLP          3       Director of Epgenix
 446 Oak Ridge Rd
 Snowmass Village,
 CO 81615
 Age: 61

Thomas F. Schlafly          Director        Since 1986    Of Counsel to Blackwell              3               None
 720 Olive Street                                         Sanders Peper Martin LLP
 St. Louis, MO 63101                                      (attorneys); President, The
 Age: 54                                                  Saint Louis Brewery, Inc.

                                                                                             NUMBER OF
                                                                                           FUNDS ADVISED
                                                                                            BY SBAM AND
                                                                                             OVERSEEN           OTHER
                                                                                            BY NOMINEE      DIRECTORSHIPS
                           POSITION HELD      LENGTH OF         PRINCIPAL OCCUPATION        (INCLUDING         HELD BY
 NAME, ADDRESS AND AGE       WITH FUND       TERM SERVED        DURING PAST 5 YEARS          THE FUND)         NOMINEE
-----------------------   ---------------   -------------   ---------------------------   --------------   --------------
INTERESTED DIRECTOR NOMINEE

R. Jay Gerken*            Chairman,         Since           Managing Director,                 226         None
 Salomon Smith            President and     2002            Salomon Smith Barney Inc.
 Barney Inc.              Director                          ("SSB"); Chairman,
 399 Park Avenue,                                           President and Chief
 49th Floor                                                 Executive Officer of Smith
 New York, NY 10022                                         Barney Fund Management
 Age 52                                                     LLC ("SBFM"), Travelers
                                                            Investment Adviser, Inc.
                                                            ("TIA") and Citi Fund
                                                            Management Inc.

----------
* Mr. Gerken is an "interested person," as defined in the Investment Company Act of 1940, as amended (the "1940 Act") because he is a director and/or officer of affiliates of SBAM, the Fund's investment adviser.

     The following table provides information concerning the dollar range* of equity securities beneficially owned by each nominee for election as director as of December 31, 2002:

                               DOLLAR RANGE* OF EQUITY     AGGREGATE DOLLAR RANGE* OF EQUITY SECURITIES IN ALL FUNDS OVERSEEN
NAME OF NOMINEE                 SECURITIES IN THE FUND                       BY NOMINEE AND ADVISED BY SBAM
---------------------------   -------------------------   -------------------------------------------------------------------
NON-INTERESTED DIRECTOR NOMINEES
Andrew L. Breech                          D                                                E
Carol L. Colman                           D                                                E
William R. Dill                           C                                                E
Clifford M. Kirtland, Jr.                 C                                                E
Louis P. Mattis                           C                                                C
Thomas F. Schlafly                        C                                                E

INTERESTED DIRECTOR NOMINEE
R. Jay Gerken                             B                                                E

----------
* The dollar ranges are as follows: "A" = none; "B" = $1 - $10,000; "C" = $10,001 - $50,000; "D" = $50,001 - $100,000; "E" = over $100,000.

     No Director or nominee for election as director who is not an "interested person" of the Fund as defined in the 1940 Act, nor any immediate family member of such persons, had any interest in SBAM, the Fund's investment adviser, or any person or entity (other than the Fund) directly or indirectly controlling, controlled by, or under common control with SBAM as of December 31, 2002.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for ensuring that the Fund is managed in the best interests of its stockholders. The directors oversee the Fund's business by, among other things, meeting with the Fund's management and evaluating the performance of the Fund's service providers including SBAM, the custodian, the transfer agent and the administrator. As part of this process, the directors consult with the Fund's independent auditors and with their own separate independent counsel.

     The Board of Directors has four regularly scheduled meetings each year and additional meetings are scheduled as needed. In addition, the Board has an audit committee, a nominating committee and a proxy committee, which meet periodically during the year and whose responsibilities are described below.

     The directors regularly review the Fund's financial statements, performance and market price as well as the quality of the services being provided to the Fund. As part of this process, the directors review the Fund's fees and expenses to determine if they are reasonable and competitive in light of the services being received and while also ensuring that the Fund continues to have access to high quality services in the future. Based on these reviews, the directors periodically make suggestions to the Fund's management and monitor to ensure that responsive action is taken. The directors also monitor potential conflicts of interest among the Fund, SBAM and its affiliates and other funds and clients managed by SBAM to ensure that the Fund is managed in a manner which is in the best interests of the Fund's stockholders.

     At February 28, 2003, the directors and officers of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Fund's Common Stock. To the knowledge of management, no person owned of record or owned beneficially more than 5% of the Fund's shares of Common Stock outstanding at that date, except that Cede & Co., a nominee for participants in Depository Trust Company, held of record 75,417,269 shares, equal to approximately 75.20% of the Fund's outstanding shares.

     The Fund's executive officers are chosen each year at the first meeting of the Board of Directors of the Fund following the Annual Meeting of Stockholders, to hold office until the meeting of the Board following the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. In addition to Mr. Gerken, the Fund's Chairman and President, the executive officers of the Fund currently are:

                                   POSITION(S)
                                    HELD WITH         LENGTH OF             PRINCIPAL OCCUPATION(S)
NAME, ADDRESS AND AGE                  FUND          TIME SERVED              DURING PAST 5 YEARS
---------------------                  ----          -----------              -------------------
Lewis E. Daidone                 Executive Vice     Since 2002      Managing Director of SSB; Chief
 Salomon Smith Barney Inc.       President                          Financial Officer of the Smith Barney
 399 Park Avenue                 and Chief                          Mutual Funds; Director and Senior Vice
 New York, NY 10022              Administrative                     President of Smith Barney Fund
 Age: 45                         Officer                            Management LLC ("SBFM") and
                                                                    Travelers Investment Adviser, Inc.
                                 Senior Vice        1998-2002       ("TIA").
                                 President and
                                 Treasurer

Michael A. Kagan                 Executive Vice     Since 2001      Managing Director of SBAM.
 SBAM                            President
 399 Park Avenue
 New York, NY 10022
 Age: 42

Mark McAllister                  Executive Vice     Since 2001      Director of SBAM.
 SBAM                            President
 399 Park Avenue
 New York, NY 10022
 Age: 40

Frances M. Guggino               Controller         Since 2002      Vice President, Citigroup Asset
 Salomon Smith Barney Inc.                                          Management.
 125 Broad Street, 10th Floor
 New York, NY 10004
 Age: 45

Christina T. Sydor               Secretary          Since 1998      Managing Director of SSB; General
 Salomon Smith Barney Inc.                                          Counsel and Secretary of SBFM and TIA.
 300 First Stamford Place
 Stamford, CT 06902
 Age: 52

     The Fund's Audit Committee is composed entirely of directors who are not "interested persons" of either the Fund, SBAM or their affiliates within the meaning of the 1940 Act, and who are "independent" as defined in the New York Stock Exchange listing standards. During the fiscal year ended December 31, 2002, the Fund's Audit Committee was composed of Messrs. Kirtland, Breech and Schlafly. In January 2003, the Audit Committee was expanded to include all of the directors who are not "interested persons" of the Fund, SBAM or their affiliates within the meaning of the 1940 Act, and who are "independent" as defined in the New York Stock Exchange listing standards. The principal functions of the Audit Committee are: (i) to recommend to the Board the appointment of the Fund's independent auditors; (ii) to review with the independent auditors the scope and anticipated cost of their audit; and (iii) to receive and consider a report from the independent auditors concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. This Committee held two meetings during the fiscal year ended December 31, 2002. The Fund adopted an Audit Committee Charter at a meeting held on April 11, 2000.

     During the fiscal year ended December 31, 2002, the Fund's Nominating Committee, whose principal function is to recommend nominees for election as directors of the Fund, was composed of Messrs. Dill, Mattis and Schlafly. This Committee held one meeting during the fiscal year ended December 31, 2002. In January 2003, the Nominating Committee's name was changed to the Nominating and Governance Committee, and its membership was expanded to include all of the directors who are not "interested persons" of the Fund, SBAM or their affiliates within the meaning of the 1940 Act, and who are "independent" as defined in the New York Stock Exchange listing standards. The Nominating and Governance Committee will be responsible for recommending nominees for election as directors and reviewing compensation. The Nominating and Governance Committee will accept nominations for the office of director made by the stockholders in a written request addressed to the Secretary of the Fund which includes biographical data and sets forth the qualifications of the proposed nominee.

     During the fiscal year ended December 31, 2002, the Fund's Proxy Committee, whose principal function is to establish and monitor the Fund's policy on voting proxies of companies whose securities are held in the Fund's portfolio and determine the manner in which proxies for the Fund's securities are voted, held one meeting. In January 2003, the Proxy Committee was reconstituted to include all of the directors who are not "interested persons" of the Fund, SBAM or their affiliates within the meaning of the 1940 Act, and who are "independent" as defined in the New York Stock Exchange listing standards.

     During the fiscal year ended December 31, 2002, the Board of Directors met eight times. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees for which he/she was eligible.

REPORT OF THE AUDIT COMMITTEE

     Pursuant to a meeting of the Audit Committee on February 24, 2003, the Audit Committee reports that it has (i) reviewed and discussed the Fund's audited financial statements with management; (ii) discussed with PricewaterhouseCoopers LLP ("PwC"), the independent auditors to the Fund, the matters (such as the quality of the Fund's accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) reaffirmed written confirmation previously received from PwC that it is independent and written disclosures regarding such independence as required by Independence Standards Board Standard No. 1, and discussed with PwC the auditors' independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Fund's annual report for the Fund's fiscal year ended December 31, 2002.

     A representative of PwC will be available at the Meeting to answer appropriate questions and will have an opportunity to make a statement if he or she chooses to do so.

     AUDIT FEES. Fees for the annual audit of the Fund's financial statements by PwC for the fiscal year ended December 31, 2002 were $39,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed for financial information systems design and implementation services rendered by PwC to the Fund, SBAM and entities controlled by or affiliated with SBAM that provide services to the Fund for the fiscal year ended December 31, 2002.

     ALL OTHER FEES. The aggregate fees billed for all other non-audit services, including fees for tax related services, rendered by PwC to the Fund, SBAM and entities controlled by or affiliated with SBAM that provide services to the Fund for the fiscal year ended December 31, 2002 were $3,500. The Audit Committee of the Fund has determined that provision of these non-audit services is compatible with maintaining the independence of PwC.

ADDITIONAL MATTERS

     Under the federal securities laws, the Fund is required to provide to stockholders in connection with the Meeting information regarding compensation paid to the directors by the Fund, as well as by the various other investment companies advised by SBAM. The following table provides information concerning the compensation paid to each director during the fiscal year ended December 31, 2002. Certain of the directors listed below are members of the Audit Committee of the Fund and other committees of certain other investment companies advised by SBAM, and, accordingly, the amounts provided in the table include compensation for service on such committees. Please note that the Fund does not provide any pension or retirement benefits to directors. In addition, the Fund paid no remuneration during the fiscal year ended December 31, 2002 to Mr. Gerken who is an "interested person" as defined in the 1940 Act.

                                                         TOTAL COMPENSATION
                                         AGGREGATE         FROM FUND AND
                                        COMPENSATION        FUND COMPLEX
NAME OF DIRECTORS                      FROM THE FUND      DIRECTORSHIPS(A)
-----------------                      -------------      ----------------
Andrew L. Breech ..................       $13,500             $35,500(3)
Carol L. Colman ...................       $14,250             $90,950(32)
William R. Dill ...................       $13,500             $35,500(3)
Clifford M. Kirtland, Jr. .........       $13,500             $35,500(3)
Louis P. Mattis ...................       $11,250             $25,250(3)
Thomas F. Schlafly ................       $14,250             $32,750(3)

----------
(A) The numbers in parentheses indicate the applicable number of investment company directorships held by that director.

     Upon attainment of age 80, directors are required to change to emeritus status. Directors emeritus are entitled to serve in emeritus status for a maximum of 10 years, during which time they are paid 50% of the annual retainer fee and meeting fees otherwise applicable to Fund directors, together with reasonable out-of-pocket expenses for each meeting attended. During the Fund's last fiscal year, total compensation paid by the Fund to a director emeritus totaled $6,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the 1940 Act in combination require the directors and officers of the Fund, persons who own more than 10% of the Fund's Common Stock, and SBAM and its directors and officers to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of the copies of such filings received by it and certain other information received by it, the Fund believes that, for the fiscal year ended December 31, 2002, all filing requirements applicable to such persons were complied with, except that timely Form 3 filings may not have been made by Anthony Pace, Peter Wilby, Maureen O'Callaghan, William Arnold, Virgil Cumming, Mark Kleinman, Ross Margolies and Wendy Murdock. However, during the Fund's fiscal year ended December 31, 2002, no purchases or sales were made by any of the foregoing people and, with the exception of Anthony Pace, who is no longer employed by SBAM, they have each subsequently filed Form 3s.

REQUIRED VOTE

     The nominees as directors are elected by a plurality of the votes cast by the holders of shares of the Fund's Common Stock present in person or represented by proxy at a meeting at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes will not be considered votes cast, and do not affect the plurality vote required for directors.

     THE DIRECTORS, INCLUDING THE DIRECTORS WHO ARE NOT "INTERESTED PERSONS," AS DEFINED IN THE 1940 ACT, UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.


        PROPOSAL 2: STOCKHOLDER PROPOSAL REGARDING OPEN-ENDING THE FUND

     Mr. Fred S. Strauss, 630 Fifth Avenue, Suite 2263, New York, NY 10111, has notified the Fund that he is the beneficial owner of 51,563 shares of the Fund's Common Stock and that he intends to introduce the proposal set forth below at the meeting.

     "I request that the shareholders be given an opportunity to vote and request that the board consider changing the Salomon Brothers Fund from a closed-end fund to an open-ended fund."

     Mr. Strauss has submitted the following statement in support of his proposal:

     "Here is an opportunity for this board to show that shareholder interests are above those of management. This board should strongly endorse this change since it would increase shareholder values by 15% immediately. This change is way overdue and should have been recommended by the board a long time ago. SBF, unfortunately, in its present form has become one of the worst performers in its class.

     The bonus to the company that the shareholders paid for last year when they lost 20% of their capital is an outrage. The share buyback program is totally inadequate. The overall performance of the fund should be an embarrassment to all concerned.

     Management does not refer to the fact that while the shareholders would have an immediate and substantial appreciation of about $1.50 per share as a result of the change of the Salomon Brothers Fund from closed-end to open-end, management has nothing to gain, in fact, may record reduced earnings as a result.

     The shareholders have a right to know why management so vigorously opposes this change from taking place."

              YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                  YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                        FOR THE REASONS SET FORTH BELOW.

     The Board of Directors believes that conversion to an open-end fund would be harmful to the long-term interests of our stockholders.

     This is the fourth time that the Fund's stockholders have considered a stockholder proposal to convert the Fund to an open-end fund. On each of the three previous occasions -- in 1974, 1975 and 1992 -- the stockholders overwhelmingly voted against the proposal. The directors continue to believe that conversion to an open-end fund is not in the best interests of a majority of our stockholders, and that the Fund should remain as a closed-end investment company.

     A principal reason offered in support of proposals to open-end a closed-end fund is the elimination of the discount. Although the effect of open-ending might be to provide those stockholders who redeem their shares following the conversion with a quick, one-time profit, the directors believe that it would be at the expense of other stockholders who have invested for the longer term and wish to remain in a closed-end fund.

     Although it is not possible to predict whether all of the effects discussed below would take place if the Fund were to open-end, an independent study of closed-end funds that converted to an open-end structure(1) noted the following detrimental effects of open-ending:

     o    Net assets plunged due to large redemptions

     o    Portfolio holdings were liquidated to meet redemptions

     o Liquidations meant necessary realization of significant capital gains creating a tax liability for stockholders

     o Expense ratios increased for remaining stockholders due to reduction in total assets

     o Investment styles were altered -- for example, funds were required to maintain larger cash reserves to provide for stockholder redemptions

     While the conversion of the Fund to open-end status may result in an immediate gain to stockholders as a result of the elimination of the discount, stockholders who want to remain invested in the Fund for the longer term might find that their money was invested in an entity with many characteristics different from -- and possibly less attractive than -- the one in which they had purchased shares.

     While discounts persist, investors are able to purchase shares in the market and put more than a dollar of net assets to work for them for every dollar invested. While there can be no guarantee of a fund's future performance, if the discount continues, investors may benefit from greater income yields on their investments than they would receive on shares purchased at net asset value. This can be a significant advantage, particularly for investors who hold their shares for the longer term.

     In fact, 31% of the registered holders of the Fund's Common Stock are currently taking advantage of this situation by participating in the Fund's Dividend Reinvestment Plan in order to take the Fund's dividends, year-end gain distributions, or both, in additional shares. This opportunity to invest at a discount would be lost after open-ending.

     In addition to the long-term effects mentioned above, the significant costs of the process of conversion to an open-end fund, including the legal, accounting and printing costs, would be borne by the stockholders. The Fund has historically had a low expense ratio (the ratio of operating expenses to average net assets) compared to other closed-end funds. If the Fund open-ended, the directors believe it is reasonable to expect there would be significant redemptions. The Fund's expense ratio might also increase as a result, as fixed expenses would be spread over a smaller asset base and additional charges such as distribution expenses would be imposed.

     The directors believe that the Fund's investment performance is more important than the discount to most long-term investors. The Fund was organized in 1929 and has operated successfully as a closed-end investment company providing investors with favorable returns for many years.

     While the directors are concerned about the discount from net asset value at which the Fund's stock has been trading recently, they believe that the overall consequences of changing the Fund to an open-end fund would make such a step unwise at this time. However, the Fund has regularly investigated the possible reasons


----------
(1) CDA/Wiesenberger, Study of Closed-End Funds that Open-End, September 21, 1998. CDA/Wiesenberger is a mutual fund tracking service and has provided mutual fund data to financial professionals for more than 55 years.

for the discount and possible approaches for reducing it, including share repurchase programs and amendments to the Dividend Reinvestment Plan. Both the share repurchase program and the Dividend Reinvestment Plan amendments have tended to narrow the Fund's discount. In 2002, the Board authorized the Fund to repurchase from time to time in the open market up to 1,000,000 shares of the Fund's Common Stock. The Board of Directors directed the management of the Fund to repurchase shares of the Fund's Common Stock at such times and in such amounts as management believes will enhance stockholder value, subject to review by the Fund's Board of Directors. As of March 3, 2003, 855,500 shares of the 1,000,000 shares authorized have been repurchased in this ongoing program. A similar share repurchase program was conducted from October 1995 to 1997, during which 929,500 shares were repurchased. The amendments to the Dividend Reinvestment Plan provide that when stock of the Fund is trading at a discount to net asset value, Dividend Reinvestment Plan participants receive dividends and distributions in the form of shares purchased in the open market. As noted above, 31% of the Fund's registered stockholders currently participate in the Dividend Reinvestment Plan.

     In summary, the directors believe that there is an important continuing service to be provided to the Fund's stockholders and to the investing public by maintaining the Fund as a large and broadly diversified closed-end investment fund. Your vote against this proposal will help to ensure the Fund's continuity as a closed-end fund, which the directors believe is in the long-term interest of all its stockholders.

REQUIRED VOTE

     Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy on the matter. Abstentions and Broker Non-Votes will not be counted as either for or against the proposal. If not otherwise specified, proxies will be voted AGAINST approval of the proposal. The proposal is advisory only and asks the Board of Directors to consider taking the steps necessary to convert the Fund to an open-end structure. The adoption of the proposal would not in itself result in any action. Should the proposal be approved by the Fund's stockholders, the Board of Directors will meet to determine if such a conversion is advisable. If the Board were to determine that it was in the best interests of the Fund and its stockholders to convert the Fund to an open-end structure, you would be asked to consider a formal proposal from the Board at a later date.

     THE DIRECTORS BELIEVE THAT YOUR VOTE "AGAINST" PROPOSAL 2 WILL BE IN THE BEST INTERESTS OF THE FUND AND ITS STOCKHOLDERS.

   PROPOSAL 3: STOCKHOLDER PROPOSAL REGARDING PAYMENT TO DIRECTORS IN SHARES

     Mr. Robert W. Gordon, P.O. Box 4721, Emerald Isle, NC 28594, is the registered owner of 2,305 shares of the Fund's Common Stock and has notified the Fund that he intends to introduce the proposal set forth below at the meeting.

     "I request that the shareholders be given an opportunity to vote and request that SBF Directors be paid in shares, not dollars, to be held for at least six months."

              YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                  YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                        FOR THE REASONS SET FORTH BELOW.

     Throughout the history of the Fund, the individuals who have served as directors of the Fund have frequently also been stockholders of the Fund. The Fund encourages its directors to purchase shares of the Fund whenever doing so would be an appropriate investment for a director. At this time, all of the directors of the Fund are investors in the Fund, and each independent director has held his or her shares for at least two years. Several of the directors have held their shares for over ten years. Each independent director beneficially owns at least $10,000 worth of shares of the Fund, and some own well over $50,000 worth of Fund shares. The Board is aware that share ownership can be a useful way to align the interests of the Fund's directors with the interests of stockholders.

     The Board does not believe, however, that the Fund should compensate directors for their services in Fund shares. That in essence would be making an investment decision for directors that may not be appropriate for them. The Board believes the policy of encouraging directors to own Fund shares has been effective since each director owns Fund shares. Furthermore, because the directors are subject to tax on the compensation they receive from the Fund, if they receive the full amount of their compensation in shares that they must hold for at least six months, they will be required to use other assets to pay their taxes.

     In summary, the Board does not believe that requiring the directors to accept compensation in the form of shares would benefit the Fund and its stockholders. The directors' interests are already aligned with the interests of stockholders through the directors' current and continuing ownership of Fund shares.

REQUIRED VOTE

     Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy on the matter. Abstentions and Broker Non-Votes will not be counted as either for or against the proposal. If not otherwise specified, proxies will be voted AGAINST approval of the proposal. The proposal is advisory only and asks the Board of Directors to consider taking the steps necessary to compensate the directors in shares of the Fund. The adoption of the proposal would not in itself result in any action. Should the proposal be approved by the Fund's stockholders, the Board of Directors will meet to determine if such action is advisable.

     THE DIRECTORS BELIEVE THAT YOUR VOTE "AGAINST" PROPOSAL 3 WILL BE IN THE BEST INTERESTS OF THE FUND AND ITS STOCKHOLDERS.

                   PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

     All proposals by stockholders of the Fund which are intended to be presented at the Fund's next Annual Meeting of Stockholders to be held in 2004 must be received by the Fund for inclusion in the Fund's proxy statement and proxy relating to that meeting no later than November 13, 2003. Any stockholder who desires to bring a proposal at the Fund's Annual Meeting of Stockholders without including such proposal in the Fund's proxy statement must deliver written notice thereof to the Secretary of the Fund (addressed to The Salomon Brothers Fund Inc, 125 Broad Street, New York, New York 10004) during the period from January 22, 2004 to February 23, 2004.

                               OTHER INFORMATION

     The Fund's Annual Report containing financial statements for the fiscal year ended December 31, 2002 is available, free of charge, by writing to the Fund c/o Salomon Brothers Asset Management Inc at the address listed on the front cover, or by calling 1-888-777-0102.

                        EXPENSES OF PROXY SOLICITATION

     The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund. Proxies may also be solicited personally by officers of the Fund and by regular employees of SBAM, or its affiliates, or other representatives of the Fund or by telephone or telegraph, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for such out-of-pocket expenses.

     In addition, D.F. King & Co., Inc. ("D.F. King"), a proxy solicitation firm, has been retained to assist in the solicitation of the proxy vote. It is anticipated that D.F. King will be paid by the Fund for such solicitation services in an amount estimated at $20,000 plus reasonable out-of-pocket expenses. Therefore, expenses of the Meeting will include costs of (1) preparing, assembling and mailing material in connection with the solicitation,
(2) soliciting proxies by officers or employees, personally or by telephone or telegraph, (3), reimbursing brokerage houses, banks and other fiduciaries and
(4) compensating the proxy solicitor.

     If you have any questions or need assistance in voting, please contact D.F. King at its toll-free number, 1-888-414-5566.

                                 OTHER BUSINESS

     The Fund's Board of Directors does not know of any other matter which may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.


March 13, 2003

--------------------------------------------------------------------------------



-------------------------- v DETACH PROXY CARD HERE v --------------------------



[ ] PLEASE MARK, SIGN, AND RETURN                       [X]
    THIS PROXY PROMPTLY USING THE             VOTES MUST BE INDICATED
    ENCLOSED ENVELOPE.                       (X) IN BLACK OR BLUE INK.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1.   The election of directors

     FOR  [  ]            WITHHOLD  [  ]        EXCEPTIONS  [  ]
     ALL                  FOR ALL

Nominees: Andrew L. Breech, Carol L. Colman, William R. Dill, R. Jay Gerken, Clifford M. Kirtland, Jr., Louis P. Mattis, Thomas F. Schlafly

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

Exceptions
          ----------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 2.

                                                      FOR     AGAINST    ABSTAIN
2.   To request that the Board of Directors           [ ]       [ ]        [ ]
     consider converting the Fund to an open-end fund

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

                                                      FOR     AGAINST    ABSTAIN
3.   To request that the Board of Directors           [ ]       [ ]        [ ]
     consider being compensated in shares of the Fund rather than cash

4. The persons named as proxies are authorized to vote in their discretion on any other business as may properly come before the meeting.

                                       -----------------------------------------

                                        S C A N   L I N E

                                       -----------------------------------------

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Date                        Share Owner sign here       Co-Owner sign here

--------------------------  --------------------------  ------------------------

                                      4186

                         THE SALOMON BROTHERS FUND INC

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. Jay Gerken, Robert A. Vegliante, Lewis
E. Daidone and Robert M. Nelson and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of The Salomon Brothers Fund Inc (the "Fund") which the undersigned is entitled to vote at the Fund's Annual Meeting of Stockholders (the "Meeting") to be held at Salomon Brothers Asset Management Inc, 399 Park Avenue, 12th Floor, auditorium, New York, New York on Tuesday, April 22, 2003 at 1:30 p.m. and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

     This proxy, if properly executed, will be voted in the manner directed by the stockholder.

     IF NO DIRECTION IS MADE TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES AS DIRECTORS AND AGAINST PROPOSALS 2 AND 3.

     Please refer to the Proxy Statement for a discussion of the proposals.

Please Sign and Date on Reverse Side and Mail
in Accompanying Postpaid Envelope.                 THE SALOMON BROTHERS FUND INC
                                                   P.O. BOX 11193
I will attend the meeting.  [ ]                    NEW YORK, N.Y. 10203-0193

To change your address, please mark this box. [ ]